EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-240964) pertaining to the Rocket Companies, Inc. 2020 Omnibus Incentive Plan and the Rocket Companies, Inc. Employee Stock Purchase Plan of Rocket Companies, Inc.

(2)    Registration Statement (Form S-8 No. 333-265875) pertaining to the Rocket Companies, Inc. 2020 Omnibus Incentive Plan and the Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan of Rocket Companies, Inc., and

(3)    Registration Statement (Form S-8 No. 333-273017) pertaining to the Rocket Companies, Inc. 2020 Omnibus Incentive Plan and the Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan of Rocket Companies, Inc.

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Rocket Companies, Inc. and the effectiveness of internal control over financial reporting of Rocket Companies, Inc. included in this Annual Report (Form 10-K) of Rocket Companies, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Detroit, Michigan
February 27, 2024